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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ______________

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 ______________


                            PETROGLYPH ENERGY, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                      74-2826234
       (State of incorporation                           (I.R.S. employer
           or organization)                           identification number)

          6209 North Highway 61
           Hutchinson, Kansas                                 67502
 (Address of principal executive offices)                   (Zip Code)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered
      -------------------                  ------------------------------
             None                                  Not Applicable

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                            COMMON STOCK, PAR VALUE
                                 $.01 PER SHARE
                                (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby is the common stock, par value $.01 per share ("Common Stock"), of Petroglyph Energy, Inc., a Delaware corporation (the "Registrant"). The authorized capital stock of the Registrant consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). A description of the Common Stock is set forth under the caption "Description of Capital Stock" beginning on page 61 in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-34251), initially filed by the Registrant with the Securities and Exchange Commission (the "Commission") on August 22, 1997, as subsequently amended (the "Registration Statement"). The final form of such Prospectus will be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Registration Statement (including the Prospectus), as it may subsequently be amended, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     *1. Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-34251).

     *2.  Bylaws of the Registrant (incorporated herein by reference to Exhibit
          3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 333-34251).

     *3.  Form of Common Stock Certificate (incorporated herein by reference to
          Exhibit 4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-34251).

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     *  Incorporated by reference as indicated pursuant to Rule 12b-32.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      PETROGLYPH ENERGY, INC.



Date: October 8, 1997                 By:  /s/ ROBERT C. MURDOCK
                                         ---------------------------------------
                                         Robert C. Murdock
                                         President, Chief Executive Officer and
                                         Chairman of the Board

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